Exhibit 3: Segment Information - Third Quarter 2005

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Pisco		Others
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	36,679	32,977	7,765	7,917	29,663	27,276	23,644	23,618	8,836	2,348	2,043	1,788
Other products	594	507	15	86	108	86	1,597	860	117	2	0	0
Total	37,272	33,484	7,780	8,002	29,770	27,362	25,241	24,478	8,953	2,350	2,043	1,788
% change	11.3%		-2.8%		8.8%		3.1%		281.0%		14.3%

Cost of sales	(14,416)	(13,813)	(4,151)	(4,719)	(13,632)	(13,432)	(17,947)	(16,228)	(6,427)	(1,741)	(1,271)	(799)
% of sales	38.7%	41.3%	53.4%	59.0%	45.8%	49.1%	71.1%	66.3%	71.8%	74.1%	62.2%	44.7%

SG&A	(16,417)	(14,297)	(3,804)	(4,271)	(13,882)	(12,911)	(6,398)	(5,832)	(2,855)	(927)	(65)	(221)
% of sales	44.0%	42.7%	48.9%	53.4%	46.6%	47.2%	25.3%	23.8%	31.9%	39.5%	3.2%	12.4%

Operating profit	6,440	5,374	(176)	(987)	2,256	1,019	896	2,418	(328)	(318)	707	768
% change	19.8%		82.2%		121.4%		-63.0%		-3.2%		-8.0%
% of sales	17.3%	16.1%	-2.3%	-12.3%	7.6%	3.7%	3.5%	9.9%	-3.7%	-13.5%	34.6%	43.0%

Depreciation	4,776	4,636	999	1,339	2,572	2,997	1,382	1,136	237	60	265	255
Amortization	1	1	31	42	1	1	90	51	0	0	0	0
EBITDA	11,216	10,011	854	394	4,829	4,017	2,368	3,605	(91)	(259)	972	1,024
% change	12.0%		116.9%		20.2%		-34.3%		64.6%		-5.1%
% of sales	30.1%	29.9%	11.0%	4.9%	16.2%	14.7%	9.4%	14.7%	-1.0%	-11.0%	47.6%	57.3%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Pisco
	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	799,224	762,222	459,682	434,793	1,019,612	989,872	284,170	273,098	65,755	19,558
% change	4.9%		5.7%		3.0%		4.1%		236.2%

					Soft Drinks		Chile - Domestic
					692,501	732,321	160,449	134,862
					-5.4%		19.0%
					Nectars		Chile - Bottled Exports
					117,285	100,957	112,256	129,683
					16.2%		-13.4%
					Mineral Water
					209,826	156,594	Argentina
					34.0%		11,465	8,553
							34.0%

* Volumes include exports of 11.475 HL (7.588 HL to Chile) and 11.384 HL (8.412 HL to Chile) in Q3'05 and Q3'04, respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 18.0 million and 17.4 million in Q3'05 and Q3'04, respectively.
*** Volumes do not include bulk volumes of 33.244 HL (30.871 HL from Chile exports and 2.374 HL from Argentina) and 21.269 HL (16.799 HL from Chile exports and 4.470 HL from Argentina) in Q3'05 and Q3'04, respectively.
						Total		Total
Price (Ch$ / HL)	45,893	43,264	16,892	18,208	29,092	27,555	83,204	86,483	134,377	120,040
% change (real)	6.1%		-7.2%		5.6%		-3.8%		11.9%

					Soft Drinks		Chile - Domestic
					28,055	26,921	60,397	56,939
					4.2%		6.1%
					Nectars		Chile - Bottled Exports
					41,067	41,019	115,864	116,192
					0.1%		-0.3%
					Mineral Water
					25,819	21,841	Argentina
					18.2%		82,592	101,888
							-18.9%